Exhibit 10.1

                           CARNIVAL CORPORATION & plc
                         NON-EXECUTIVE BOARD OF DIRECTOR
                              CRUISE BENEFIT POLICY
                              As of March 14, 2005

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                                                       Issue Date: July 17, 2005
                    Carnival Corporation & plc
                 Non-Executive Board of Director   Approved by BOD July 17, 2005
                       Cruise Benefit Policy
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1.0   PURPOSE

      1.1. The purpose of this policy is to provide guidance to the Non-executive Board of Directors ("NED") concerning their Cruise Benefits from Carnival Corporation & plc Operating Companies as approved by the Boards of Directors.

2.0   SCOPE

      2.1.  This policy applies to all active and/or retired NED(s).

3.0   GENERAL POLICY STATEMENTS

      3.1. This policy allows each NED up to two confirmed cruises per calendar year for a combined total of 14-days (or less) in the best outside cabin available for a fare of $35 per day. The cruise is determined based on space available and certain blackout dates apply.

      3.2 Guests traveling with the NED in the same stateroom will each be charged a fare of $35 per day.

      3.3 Other family members traveling with the NED can book confirmed space at the special rate of 15% off lowest available rate.

      3.4 All other charges associated with the cruise are the responsibility of the NED (e.g., air, government fees & taxes, gratuities, ground transfers, tours, etc.).

      3.5 A "Cruise Experience Report" is required for each NED who takes advantage of the cruise benefit (see point 4.4 below for details on the requirements of the "Cruise Experience Report").

4.0   ADMINISTRATIVE REQUIREMENTS

      4.1.  Cruise  Travel  Request  Forms
            The NED should contact the Carnival Corporate Legal Department to obtain and complete the "Cruise Travel Request Form" specific to the

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            brand the NED is  requesting to sail.  Any  questions  regarding the travel form should be directed to the Carnival Corporate Legal Department.

      4.2.  Review & Approval

            The Corporate Legal Department will process the Cruise Travel Request Form and advise the NED regarding cabin availability for the dates requested.

      4.3.  Cruise Documentation Requirements

            The NED and their guest will be required to adhere to each operating company's cruise documentation requirements. Failure to comply with the operating company's documentation requirements at check-in time could prevent the NED and/or their guest from sailing.

      4.4.  "Cruise Experience Report"

            Prior to the departure of a cruise, the NED is required to obtain from the Carnival Corporate Legal Department the "Cruise Experience Report" requirements (e.g., objectives/scope of report) specific to the brand on which the cruise will be taken. The report should be completed and submitted to Carnival Corporate Legal department within 45 days after the cruise.